As filed with the Securities and Exchange Commission on May 28, 1999
                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               CHIC BY H.I.S, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                    13-3494627
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                                  1372 Broadway
                            New York, New York 10018
                                 (212) 302-6400
               (Address of principal executive offices) (Zip code)


                   CHIC BY H.I.S, INC. 1993 STOCK OPTION PLAN
                            (Full title of the plan)


             Daniel Rubin                               Copies to:
        Chief Executive Officer                   Lawrence H. Budish, Esq.
          Chic By H.I.S, Inc.                        Proskauer Rose LLP
            1372 Broadway                              1585 Broadway
       New York, New York 10018                   New York, New York 10036
            (212) 302-6400                            (212) 969-3000
(Name, address, including zip code, and
    telephone number, including area
      code, of agent for service)

                          -----------------------------
                         CALCULATION OF REGISTRATION FEE

  Title of        Amount to be  Proposed maximum  Proposed maximum   Amount of
securities to be  registered(1)  offering price  aggregate offering registration
 registered                         per share(2)       price(2)           fee
---------------- -------------- ---------------- ------------------ ------------
Common Stock,
par value
$0.01 per share  400,000 shares       $3.00         $1,200,000          $333.6

         (1) Represents the aggregate number of additional shares of the common stock, par value $0.01 (the "Common Stock"), of Chic By H.I.S, Inc. (the "Company") issuable upon the exercise of the stock options granted or to be granted under the Chic By H.I.S, Inc. 1993 Stock Option Plan (the "Plan") pursuant to amendments to the Plan adopted at the Company's 1999 Annual Meeting of Stockholders.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The maximum offering price per share is based upon the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange on May 25, 1999.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


     The Section 10(a) prospectus for the Chic By H.I.S,Inc. 1993 Stock Option Plan, as amended, is not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference.

         The  following  documents  filed with the  Commission by Chic By H.I.S,
Inc.,  a  Delaware   corporation  (the  "Company"  or  the  "Registrant"),   are
incorporated herein by reference:

                  (1) The Company's Annual Report on Form 10-K for the fiscal year ended November 7, 1998; and

                  (2) The description of the Company's common stock, par value $0.01 per share (the "Common Stock") contained in the Company's Registration Statement on Form 8-A, which was filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and declared effective on February 17, 1993.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


         Item 4.  Description of Securities.

         Not applicable.


         Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

         Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "GCL")permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section 102(b)(7) of the GCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         Section 9 of the Restated Certificate of Incorporation and Article 8 of the By-laws of the Company provide that, to the extent not prohibited by law, the Company shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company, or is or was serving in any capacity at the request of the Company for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). The Company's By-laws provide that the foregoing indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled apart from the foregoing provisions.

         Under  Section  9 of the  Restated  Certificate  of  Incorporation  and
Article 8 of the By-laws, the Company is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Restated Certificate of Incorporation, the By-laws or under Section 145 of the GCL or any other provision of law.

         The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.


         Item 7.  Exemption from Registration Claimed.

         Not applicable.


         Item 8.  Exhibits.

         4.1      Restated   Certificate  of   Incorporation   of  the  Company.
                  (Incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 No.
                  33-56270).

         4.2      By-laws of the Company,  as amended.  (Incorporated  herein by
                  reference  to  Exhibit  3.4  to  the  Company's   Registration
                  Statement on Form S-l No. 33-56270).

         *5.l     Opinion of Proskauer Rose LLP.

         *23.1    Consent of BDO Seidman, LLP.

         *23.2    Consent of Proskauer Rose LLP (included in Exhibit 5.1).

         *24      Power of Attorney (included on signature page)

*  Filed herewith.


         Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 25, 1999.

                                      CHIC BY H.I.S, INC.

                                 By:  /S/ Daniel Rubin
                                      -----------------
                                      Daniel Rubin
                                      Chief Executive Officer and Co-Chairman of
                                      the Board of Directors


                        SIGNATURES AND POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Daniel Rubin, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signatures              Title                                     Date

/s/ Daniel Rubin          Chief Executive Officer and               May 25, 1999
------------------------- Co-Chairman of the Board of Directors
Daniel Rubin              (principal executive officer)


/s/ Christine Hadjigeorge Treasurer, Chief Financial Officer        May 25, 1999
------------------------- and Secretary (principal financial
Christine Hadjigeorge     officer and principal accounting officer)



/s/ Arnold M. Amster      Co-Chairman of the Board of               May 25, 1999
------------------------- Directors
Arnold M. Amster

/s/ Walter Berman               Director                            May 25, 1999
-------------------------
Walter Berman

/s/ Peter D. Brown              Director                            May 25, 1999
-------------------------
Peter D. Brown

/s/ Michael Conroy              Director                            May 25, 1999
-------------------------
Michael Conroy

/s/ Herbert A. Denton           Director                            May 25, 1999
-------------------------
Herbert A. Denton

/s/ Roland L. Kimberlin       Director and President-               May 25, 1999
-------------------------     Manufacturing Operations
Roland L. Kimberlin

/s/ Mark Metzger                Director                            May 25, 1999
-------------------------
Mark Metzger

                                  EXHIBIT INDEX



Exhibit     Description of Exhibit                               Location


4.1      Restated Certificate of Incorporation  Incorporated herein by reference
         of the Company                         to Exhibit 3.2 to the Company's
                                                Registration Statement on Form
                                                S-1 No. 33-56270.

4.2      By-laws of the Company, as amended     Incorporated herein by reference
                                                to Exhibit 3.4 to the Company's
                                                Registration Statement on Form
                                                S-l No. 33-56270.

5.l      Opinion of Proskauer Rose LLP          Filed herewith.

23.1     Consent of BDO Seidman, LLP            Filed herewith.

23.2     Consent of Proskauer Rose LLP          Included in Exhibit 5.1.

24       Power of Attorney                      Included on signature page.

                                                                     EXHIBIT 5.1


May 27, 1999


Chic By H.I.S, Inc.
1372 Broadway
New York, New York  10018

Ladies and Gentlemen:

    We are acting as counsel to Chic By H.I.S, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, relating to the registration of 400,000 shares (the "Shares") of the common stock, par value $0.01, of the Company issuable under the Chic By H.I.S, Inc. 1993 Stock Option Plan, as amended (the "Plan").

    We have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper or necessary as a basis for rendering this opinion.

    Based upon and subject to the foregoing, we are of the opinion that the Shares will be, when issued in accordance with the provisions of the Plan and the respective stock option agreements issued thereunder (including payment of the option exercise price provided for therein), legally issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


PROSKAUER ROSE LLP

                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Chic By H.I.S, Inc.
1372 Broadway
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 of our reports dated January 7, 1999 with respect to the consolidated financial statements and schedule of Chic By H.I.S, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended November 7, 1998.


                                          BDO SEIDMAN, LLP


New York, New York
May 27, 1999